                   POLICY MANAGEMENT SYSTEMS CORPORATION

                               EXHIBIT INDEX


Exhibit
Number

10.  MATERIAL CONTRACTS

     A.   Second Amendment to the Policy Management Systems
          Corporation 1989 Stock Option Plan.

     B.   Third Amendment to the Policy Management Systems
          Corporation 1989 Stock Option Plan.

     C. Stock Option/Non-Compete Form Agreement for named executive officers together with schedule identifying particulars for each named executive officer.


11.  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


27.  FINANCIAL DATA SCHEDULE